Exhibit 10.1

H.C. Wainwright & Co., LLC

430 Park Avenue, 4th Floor

New York, New York 10022

March 14, 2017

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the at the Market Offering Sales Agreement between Anthera Pharmaceuticals, Inc. (the “Company”), and H.C. Wainwright & Co., LLC (“Wainwright”) dated April 21, 2016 (the “Agreement”), the Company and Wainwright agree that the Agreement is hereby amended so that the aggregate offering price of shares of Common Stock subject to the Agreement pursuant to Section 1 thereof shall be $23,000,000.

Other than as set forth above the Agreement remains in full force and effect.

Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.

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If the foregoing correctly sets forth the understanding between the Company and Wainwright, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Wainwright.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Edward D. Silvera
Name:	Edward D. Silvera
Title:	COO

ACCEPTED as of the date first-above written:

ANTHERA PHARMACEUTICALS, INC.

By:	/s/ May Liu
Name:	May Liu
Title:	Senior Vice President, Finance and Administration